Exhibit 99.1

ADMINISTRATION AGREEMENT

among

FORD CREDIT AUTO LEASE TRUST 20__-_,

as Issuer,

FORD MOTOR CREDIT COMPANY LLC,

as Indenture Administrator

and

THE BANK OF NEW YORK MELLON,

as Indenture Trustee

Dated as of _________, 20__

i

ADMINISTRATION AGREEMENT, dated as of _________, 20__ (this “Agreement”), among FORD CREDIT AUTO LEASE TRUST 20__-_, a Delaware statutory trust, as Issuer, FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Indenture Administrator, and THE BANK OF NEW YORK MELLON, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee.

BACKGROUND

The Issuer was formed pursuant to the Trust Agreement and is issuing the Notes pursuant to the Indenture.

The Issuer has entered into certain agreements in connection with the issuance of the Notes, including the DTC Letter and the Indenture.

The Issuer and the Owner Trustee desire to have the Indenture Administrator perform certain duties of the Issuer and the Owner Trustee under the 20__-_ Basic Documents on the terms set forth in this Agreement.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                    Usage and Definitions.  Capitalized terms used but not otherwise defined in this Agreement are defined in Appendix 1 to the Exchange Note Supplement to the Credit and Security Agreement (as defined below), dated as of _________, 20__ (the “Exchange Note Supplement”), among CAB East LLC (“CAB East”), as a Borrower, CAB West LLC (“CAB West”), as a Borrower, and FCALM, LLC (“FCALM” and, together with CAB East and CAB West, the “Titling Companies”), as a Borrower, U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, HTD Leasing LLC (“HTD”), as Collateral Agent, and Ford Motor Credit Company LLC (“Ford Credit”), as Lender and Servicer.  Capitalized terms used but not otherwise defined in this Agreement or in Appendix 1 to the Exchange Note Supplement are defined in Appendix A to the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as Lender and Servicer.  Appendix 1 and Appendix A also contain rules of usage applicable to this Agreement and are incorporated by reference into this Agreement.

ARTICLE II
ENGAGEMENT OF INDENTURE ADMINISTRATOR

Section 2.1.                    Engagement.  The Issuer and the Owner Trustee engage the Indenture Administrator to perform certain duties of the Issuer and the Owner Trustee under the 20__-_ Basic Documents on the terms set forth in this Agreement and the Indenture Administrator accepts the engagement.

Section 2.2.                    Compensation.  As compensation for the performance of the Indenture Administrator’s obligations under this Agreement and as reimbursement for its expenses related to its obligations under this Agreement, the Depositor will pay the Indenture Administrator a fee in an amount agreed on by the Depositor and the Indenture Administrator.

ARTICLE III
DUTIES OF INDENTURE ADMINISTRATOR

Section 3.1.                    Duties of the Indenture Administrator for the DTC Letter.  The Indenture Administrator agrees to perform all its duties as Indenture Administrator and the duties of the Issuer under the DTC Letter.  The Indenture Administrator will monitor the performance of the Issuer and will advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the DTC Letter.  The Indenture Administrator will prepare, or cause to be prepared, for execution by the Issuer, or execute as Indenture Administrator on behalf of the Issuer, all documents, reports, filings, instruments, certificates and opinions that are the duty of the Issuer to prepare, file or deliver pursuant to the DTC Letter.

Section 3.2.                    Duties of the Indenture Administrator for the Indenture.  The Indenture Administrator will consult with the Owner Trustee regarding the duties of the Issuer under the Indenture.  The Indenture Administrator will monitor the performance of the Issuer and will advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture.  The Indenture Administrator will prepare, or cause to be prepared, for execution by the Issuer, or execute as Indenture Administrator on behalf of the Issuer, all documents, reports, filings, instruments, certificates, notices and opinions that are the duty of the Issuer to prepare, file or deliver pursuant to the Indenture.  The Indenture Administrator will take all action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including (references are to sections of the Indenture):

(a)                               preparing or obtaining the documents and instruments required for authentication of the Notes and delivering those documents and instruments to the Indenture Trustee (Section 2.2);

(b)                              causing the Note Register to be kept and giving the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.4(a));

(c)                               determining whether the requirements of UCC Section 8-401(a) are met (Sections 2.4(b) and (c));

(d)                             determining whether the requirements of UCC Section 8-405 are met (Section 2.5) and preparing an Issuer Request requesting the Indenture Trustee to authenticate and deliver replacement Notes in lieu of mutilated, destroyed, lost or stolen Notes (Section 2.5);

(e)                               causing the Indenture Trustee to notify the Noteholders of the final principal payment on their Notes (Section 2.7(b));

(f)                                causing the Indenture Trustee to release property from the Lien of the Indenture (Section 2.9);

(g)                              preparing Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.11);

(h)                              ensuring that the Indenture Trustee maintains an office or agency in the Borough of Manhattan, The City of New York, for registration of transfer or exchange of Notes (Section 3.2);

(i)                                  directing the Indenture Trustee to deposit monies with any Note Paying Agents other than the Indenture Trustee (Section 3.3);

(j)                                  causing any newly appointed Note Paying Agents to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3(b));

(k)                              directing any Note Paying Agent to pay to the Indenture Trustee all sums to be held by the Indenture Trustee (Section 3.3(c));

(l)                                  obtaining and preserving the Issuer’s qualification to do business in each jurisdiction in which the qualification is or will be necessary to protect the validity and enforceability of the Indenture, the Notes and the 20__-_ Collateral (Section 3.4);

(m)                          preparing all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments as may be required in connection with the supplement or amendment and taking any other action necessary or advisable to protect the 20__-_ Collateral (Section 3.5);

(n)                              notifying the Indenture Trustee in an Officer’s Certificate of any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.6(b));

(o)                              notifying the Indenture Trustee and the Rating Agencies of a Facility Servicer Event of Default or Exchange Note Servicer Event of Default under the Servicing Agreement and, if an Exchange Note Servicer Event of Default arises from the failure of the Servicer to perform any of its duties and obligations under the Servicing Agreement for the 20__-_ Collateral, taking all reasonable steps available to cause the Servicer to remedy the failure (Section 3.6(d));

(p)                              notifying the Indenture Trustee of the termination or resignation of the Servicer and appointment of a successor Servicer under the Servicing Agreement (Section 3.6(e));

(q)                              effecting the recording of the Indenture, if applicable, and obtaining an Opinion of Counsel (Section 3.8(a));

(r)                                 delivering the Opinion of Counsel on the 20__-_ Closing Date, the annual Opinions of Counsel on the 20__-_ Collateral, the annual Officer’s Certificate and certain other statements about compliance with the Indenture (Sections 3.8(b) and (c) and Section 3.9);

(s)                                preparing and obtaining the documents and instruments required for the consolidation or merger of the Issuer with or into any other Person or the conveyance or transfer by the Issuer of any of its properties or assets to any other Person (Section 3.10);

(t)                                 notifying the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture (Section 3.15);

(u)                              monitoring the Issuer’s obligations for the satisfaction and discharge of the Indenture, preparing an Officer’s Certificate and obtaining the required Opinions of Counsel (Section 4.1);

(v)                              notifying the Indenture Trustee (with a copy of the notice to any Qualified Institution or Qualified Trust Institution (if not the Indenture Trustee) maintaining any Bank Accounts) of the occurrence of an event set forth in Section 5.1(a)(iii) of the Indenture, which with the giving of notice and the lapse of time would become an Event of Default, describing the Default, the status of the Default and what action the Indenture Administrator is taking or proposes to take regarding the Default (Section 5.1);

(w)                          complying with any written directive of the Indenture Trustee for the sale of the 20__-_ Collateral at one or more public or private sales called and conducted in any manner permitted by law if an Event of Default has occurred and is continuing (Section 5.6);

(x)                              causing the Servicer to comply with its duties and obligations under the Servicing Agreement (Section 5.17);

(y)                              removing the Indenture Trustee on the occurrence of one of  the events specified in Section 6.8(b) of the Indenture and appointing a successor Indenture Trustee on the resignation or removal of the Indenture Trustee (Section 6.8);

(z)                               notifying the Rating Agencies of the events specified in Section 6.9(a) of the Indenture (Section 6.9);

(aa)                        preparing any written instruments required to confirm the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Section 6.10);

(bb)                      inspecting the Indenture Trustee’s books and records (Section 6.13);

(cc)                        furnishing the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

(dd)                    preparing and, after execution by the Issuer (or, if applicable, by the Servicer on behalf of the Issuer), filing with the Securities and Exchange Commission and delivering to the Indenture Trustee documents and reports required to be filed with the Securities and Exchange Commission and any additional information, documents and reports (or summaries) regarding compliance by the Issuer with the conditions and covenants of the Indenture required to be filed with the Securities and Exchange Commission under rules and regulations prescribed by the Securities and Exchange Commission (Section 7.3);

(ee)                        notifying the Indenture Trustee of the listing of the Notes on any stock exchange (Section 7.4(b)).

(ff)                          preparing, obtaining and filing the instruments, opinions, certificates and other documents required for the release of property from the Lien of the Indenture (Sections 8.4 and 10.1);

(gg)                      preparing Issuer Orders and Officer’s Certificates, providing prior notice to the Rating Agencies, obtaining Opinions of Counsel, evidence of satisfaction of the Rating Agency Condition and the necessary consents to the execution of supplemental indentures and preparing the supplemental indentures and notices for the execution of the supplemental indentures (Sections 9.1 and 9.2);

(hh)                      causing the execution of, and after execution by the Issuer, the delivery of new Notes conforming to any supplemental indenture (Section 9.6);

(ii)                              causing the Indenture Trustee to notify the Noteholders of the redemption of the Notes (Section 10.1);

(jj)                              preparing all Officer’s Certificates and obtaining Opinions of Counsel and Independent Certificates for any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a)); and

(kk)                      preparing Officer’s Certificates and obtaining Independent Certificates, if necessary, for the release of property from the Lien of the Indenture (Section 11.1(c));

Section 3.3.                    Additional Duties.

(a)                               The Indenture Administrator will perform all duties required to be performed by the Indenture Administrator pursuant to the Indenture.

(b)                              In addition to the duties of the Indenture Administrator set forth in Sections 3.1 and 3.2, the Indenture Administrator will perform calculations and will prepare, file and deliver on behalf of the Issuer or the Owner Trustee, all documents that the Issuer or the Owner Trustee is required to prepare, file or deliver pursuant to the 20__-_ Basic Documents, and at the request of the Owner Trustee will take all appropriate action that the Issuer or the Owner Trustee is required to take pursuant to the 20__-_ Basic Documents.  Subject to Section 6.1 of this Agreement, the Indenture Administrator will administer, perform or supervise the performance of those other activities in connection with the 20__-_ Collateral (including those under the 20__-_ Basic Documents) that are not covered by any of the foregoing provisions and that are expressly requested by the Owner Trustee and are reasonably within the capability of the Indenture Administrator, including:

(i)                          obtaining and maintaining, at its own expense, any licenses required to be obtained or maintained by the Issuer under the laws of any State in connection with the Issuer’s duties and obligations under the 20__-_ Basic Documents; and

(ii)                      notifying the Owner Trustee, on or before the 20__-_ Closing Date and from time to time after the 20__-_ Closing Date, of any licenses required to be obtained or maintained by the Owner Trustee under the laws of any State in connection with the duties and obligations of the Owner Trustee under the 20__-_ Basic Documents.

(c)                               The Indenture Administrator will be responsible for performing the duties of the Owner Trustee set forth in Section 2.11 of the Trust Agreement, except that if the Owner Trustee is notified by the Indenture Administrator that the Issuer is deemed to be taxable as a partnership for U.S. federal income tax purposes, the Owner Trustee will retain responsibility for the distribution to the Depositor and the holder of the Residual Interest any information that may be required to enable the Depositor and any such holder to prepare its U.S. federal and State income tax returns.

(d)                             The Indenture Administrator will be responsible for notifying the Owner Trustee if any withholding tax is imposed on the Issuer’s payments (or allocations of income) to the holder of the Residual Interest as contemplated by Section 4.1(c) of the Trust Agreement, the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to Section 4.1(c) of the Trust Agreement and the procedures to be followed to comply with the requirements under the Code.  The Indenture Administrator will notify the Owner Trustee in each instance that any additional tax withholding is subsequently required or any previously required tax withholding is no longer required.

(e)                               The Indenture Administrator will perform the duties of the Indenture Administrator specified in Sections 7.2, 7.3 and 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee and any other duties required to be performed by the Indenture Administrator pursuant to the Trust Agreement.

(f)                                The Indenture Administrator will either prepare, execute and deliver, or will direct the Servicer or the Depositor, as applicable, to prepare, execute and deliver, on behalf of the Issuer all certificates and other documents required to be delivered by the Sarbanes-Oxley Act of 2002.

(g)                              On final distribution of any funds to the holder of the Residual Interest, the Indenture Administrator will direct the Owner Trustee to cause the Certificate of Trust to be cancelled in accordance with Section 8.1(c) of the Trust Agreement.

(h)                              The Indenture Administrator will instruct the Indenture Trustee regarding how to apply the proceeds of any liquidation or sale of the 20__-_ Collateral in accordance with Section 4.2(b) of the Exchange Note Supplement.

Section 3.4.                    Audits of the Indenture Administrator.  The Indenture Administrator will, on reasonable prior notice, permit any authorized representative of the Issuer, the Depositor, the Owner Trustee or the Indenture Trustee, during the Indenture Administrator’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Indenture Administrator relating to the performance of the Indenture Administrator’s obligations under this Agreement.  In addition, the Indenture Administrator will permit those representatives to discuss the same with the Indenture Administrator’s officers and Independent certified public accountants, all at reasonable times and as often as may reasonably be requested.  Each of the Issuer, the Depositor, the Owner Trustee or the Indenture Trustee will, and will cause its authorized representatives to, hold in confidence all that information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the party, may reasonably determine that the disclosure is consistent with its obligations under this Agreement.

Section 3.5.                    Additional Information to be Furnished to the Issuer.  The Indenture Administrator will furnish to the Issuer any additional information regarding the 20__-_ Collateral that the Issuer may reasonably request.

Section 3.6.                    Updating List of Responsible Persons.  The Indenture Administrator may from time to time provide notice to the Owner Trustee, the Indenture Trustee, the Titling Companies, the Titling Company Administrator, the Servicer, the Holding Companies and the Depositor specifying the individuals who are authorized to act as a “Responsible Person” of the Indenture Administrator.

Section 3.7.                    Prohibition on Certain Actions.  Notwithstanding anything to the contrary in this Agreement, the Indenture Administrator will not (a) make any payments to the Noteholders under the 20__-_ Basic Documents, (b) sell the 20__-_ Collateral pursuant to Section 5.6 of the Indenture or (c) take any other action that the Owner Trustee or the Indenture Trustee directs the Indenture Administrator not to take on its behalf.

ARTICLE IV
INDEMNIFICATION

Section 4.1.                    Indemnification.

(a)                               The Depositor and the Indenture Administrator will, jointly and severally, indemnify, defend and hold harmless the Indenture Trustee (in each of its capacities under the 20__-_ Basic Documents, including as a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC under the Control Agreements) and its officers, directors, employees and agents, from and against any and all costs, expenses, losses, damages, claims and liabilities (including the reasonable compensation, expenses and disbursements of the Indenture Trustee’s agents, counsel, accountants and experts) incurred by it in connection with the administration of and the performance of its duties under the Indenture, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under the Indenture and the other 20__-_ Basic Documents, but excluding any cost, expense, loss, damage, claim or liability (i) incurred by the Indenture Trustee through the Indenture Trustee’s willful misconduct, bad faith or negligence (except for errors in judgment) or (ii) arising from the Indenture Trustee’s breach of any of its representations or warranties set forth in the Indenture.

(b)                              The Depositor and the Indenture Administrator will, jointly and severally, indemnify, defend and hold harmless the Owner Trustee and its officers, directors, employees and agents, from and against any and all costs, expenses, losses, damages, claims and liabilities (including the reasonable compensation, expenses and disbursements of the Owner Trustee’s agents, counsel, accountants and experts) incurred by it in connection with the administration of and the performance of its duties under the Trust Agreement, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under the Indenture, but excluding any cost, expense, loss, damage, claim or liability (i) incurred by the Owner Trustee through the Owner Trustee’s own willful misconduct, bad faith or negligence (except for errors in judgment)

or (ii) arising from the Owner Trustee’s breach of any of its representations or warranties set forth in the Trust Agreement.

(c)                               Promptly on receipt by any Indemnified Person of notice of the commencement of any Proceeding against any such Indemnified Person, that Indemnified Person will, if a claim in respect of the Proceeding is to be made against the Depositor or the Indenture Administrator under Section 4.1(a) or (b), notify the Depositor and the Indenture Administrator of the commencement of the Proceeding.  The Depositor or the Indenture Administrator may participate in and assume the defense and settlement of any such Proceeding at its expense, and no settlement of the Proceeding may be made without the approval of the Depositor or the Indenture Administrator and the Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned.  After notice from the Depositor or the Indenture Administrator to the Indemnified Person of the Depositor’s or the Indenture Administrator’s intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Depositor or the Indenture Administrator so assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, as applicable, the Depositor or the Indenture Administrator will not be liable for any legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Depositor or the Indenture Administrator and an Indemnified Person, in which case the Depositor or the Indenture Administrator will pay for the separate counsel to the Indemnified Person which is reasonably satisfactory to the Indenture Administrator.  The obligations of the Indenture Administrator under this Article IV will survive the termination of this Agreement.

ARTICLE V
RESIGNATION AND REMOVAL OF THE INDENTURE ADMINISTRATOR;
TERM OF AGREEMENT

Section 5.1.                    Resignation and Removal of the Indenture Administrator.

(a)                               Subject to Section 5.2(a), the Indenture Administrator may resign its duties under this Agreement by providing the Issuer, the Owner Trustee and the Indenture Trustee with at least 60 days’ prior notice.

(b)                              Subject to Section 5.2(a), if any of the following events occurs and is continuing, the Owner Trustee, with the consent of Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class (or if no Notes are Outstanding, the holder of the Residual Interest), by notice to the Indenture Administrator may terminate all of the rights and obligations of the Indenture Administrator under this Agreement:

(i)                          the Indenture Administrator defaults in the performance of any of its duties under this Agreement and, after notice of the default by the Issuer, the Indenture Trustee or the Owner Trustee, does not cure the default within 15 days (or, if the default cannot be cured in that time, does not give within 15 days assurance of cure reasonably satisfactory to the Issuer); or

(ii)                      an Insolvency Event occurs for the Indenture Administrator.

(c)                               The Indenture Administrator will notify the Issuer and the Indenture Trustee within five Business Days after the occurrence of an Insolvency Event of the Indenture Administrator.

Section 5.2.                    Appointment of Successor Indenture Administrator.

(a)                               No resignation or removal of the Indenture Administrator pursuant to Section 5.1(a) or (b) will be effective until (i) a successor Indenture Administrator has been appointed by the Issuer at the direction of Noteholders of a majority of the Note Balance of the Controlling Class (or if no Notes are Outstanding, by the holder of the Residual Interest), (ii) the successor Indenture Administrator has executed, acknowledged and delivered to the Issuer and to its predecessor Indenture Administrator an instrument accepting its appointment under this Agreement and (iii) the Rating Agency Condition has been satisfied for the proposed appointment.  The Issuer will notify the Indenture Trustee of any such resignation or removal.

(b)                              On the appointment of a successor Servicer pursuant to the Servicing Agreement, the Indenture Administrator will immediately resign and the successor Servicer will automatically become the Indenture Administrator under this Agreement.

Section 5.3.                    Action on Termination, Resignation or Removal.  Promptly on the effective date of termination of this Agreement pursuant to Section 5.4 or the resignation or removal of the Indenture Administrator pursuant to Sections 5.1 or 5.2(b), the Indenture Administrator will be entitled to be paid all fees and reimbursable expenses accruing to it through the date of the termination, resignation or removal.  If this Agreement is terminated pursuant to Section 5.4, the Indenture Administrator will promptly deliver to the Issuer all property and documents relating to the 20__-_ Collateral then in the custody of the Indenture Administrator.  If the Indenture Administrator resigns or is removed pursuant to Sections 5.1 or 5.2(b), the Indenture Administrator will cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Indenture Administrator to the successor Indenture Administrator.

Section 5.4.                    Term of Agreement.  This Agreement will continue in force until the termination of the Issuer in accordance with Section 8.1 of the Trust Agreement, on which event this Agreement will automatically terminate.

ARTICLE VI
MISCELLANEOUS

Section 6.1.                    Independence of the Indenture Administrator.  The Indenture Administrator will be an independent contractor and will not be subject to the supervision of the Issuer or the Owner Trustee regarding the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless expressly authorized by the Issuer, the Indenture Administrator will have no authority to act for or represent the Issuer or the Owner Trustee in any way and will not otherwise be deemed an agent of the Issuer or the Owner Trustee.  Nothing contained in this Agreement will constitute the Indenture Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2.                    Transactions with Affiliates;  Other Transactions.  In carrying out any of its obligations under this Agreement, the Indenture Administrator may enter into transactions or otherwise deal with any of its Affiliates.  Nothing in this Agreement will prevent the Indenture Administrator or its Affiliates from engaging in other businesses or from acting in a similar capacity as an administrator for any other person or entity even though the person or entity may engage in business activities similar to those of the Issuer.

Section 6.3.                    Amendments.  This Agreement may be amended by a written amendment executed and delivered by the Issuer, the Indenture Administrator and the Indenture Trustee, with the consent of the Owner Trustee, without the consent of the Noteholders, so long as the Issuer or the Indenture Administrator delivers an Officer’s Certificate to the Indenture Trustee and the Owner Trustee to the effect that the amendment will not have a material adverse effect on the Notes. This Agreement also may be amended by the Issuer, the Indenture Administrator and the Indenture Trustee with the consent of the Owner Trustee and the Noteholders of a majority of the Note Balance of each Class of Notes (with each affected Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class); provided, that no such amendment may reduce the percentage of the Noteholders required to consent to any such amendment, without the consent of each Noteholder adversely affected.

Section 6.4.                    Notices.

(a)                               All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given:

(i)                          on delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii)                      in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)                  in the case of an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)                  in the case of an electronic posting to a password-protected website to which the recipient has been provided access, on delivery (without the requirement of confirmation of receipt) of an email to the recipient stating that the electronic posting has occurred.

Any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule A to the Indenture or at another address as any party may designate by notice to the other parties.

(b)                              Any notice required or permitted to be mailed to a Noteholder (i) in the case of Definitive Notes must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of that Person as shown in the Note Register or (ii) in the case of Book-Entry Notes, must be delivered pursuant to the applicable procedures of the Clearing Agency.  Any notice so mailed within the time prescribed in this Agreement will be conclusively presumed to have been properly given, whether or not the Noteholder receives the notice.

Section 6.5.                    Assignment.  This Agreement may not be assigned by the Indenture Administrator unless the Indenture Administrator obtains the consent of the Issuer and the Owner Trustee and satisfaction of the Rating Agency Condition for the action.  Notwithstanding the foregoing, this Agreement may be assigned by the Indenture Administrator without the consent of the Issuer or the Owner Trustee or satisfaction of the Rating Agency Condition to a Person that is a successor (by merger, consolidation or purchase of assets) to the Indenture Administrator or to an Affiliate of the Indenture Administrator; provided, that the Person or Affiliate executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which the Person or Affiliate agrees to be bound under this Agreement in the same manner as the Indenture Administrator is bound under this Agreement.  Subject to the foregoing, this Agreement will bind any successors or assigns of the parties to this Agreement.

Section 6.6.                    Third-Party Beneficiary.  This Agreement will inure to the benefit of and be binding on the parties to this Agreement.  The Owner Trustee will be a third-party beneficiary of this Agreement.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

Section 6.7.                    GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.8.                    Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement.  The parties irrevocably waive, to the fullest extent they may do so, any objection that they may have now or after the date of this Agreement to the laying of the venue of any legal proceedings arising out of or relating to this Agreement brought in one of those courts and any claim that one of those courts is an inconvenient forum.

Section 6.9.                    WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 6.10.            Severability.  If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

Section 6.11.            Headings.  The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 6.12.            No Petition.  Each party to this Agreement covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of the

Notes, all Exchange Notes, and all distributions to all Holders of Certificates and all holders of any other Securities (as defined in the related Titling Company Agreement) the payments on which are derived in any material part from amounts received on any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any other Person in instituting against, the Issuer, the Depositor, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any U.S. federal or state bankruptcy or similar law and agrees it will not file, cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, any Holding Company, any Titling Company or the Holders of the Collateral Specified Interest Certificates during the same period.  This Section 6.12 will survive the termination of this Agreement.

Section 6.13.            Not Applicable to Ford Credit in Other Capacities.  Nothing in this Agreement will affect any right or obligation Ford Credit may have in any other capacity.

Section 6.14.            Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)                               This Agreement has been signed on behalf of the Issuer by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer.  In no event will U.S. Bank Trust National Association in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement or in any of the certificates, notices or agreements delivered pursuant to this Agreement.  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

(b)                              This Agreement has been signed by The Bank of New York Mellon, not in its individual capacity but solely as Indenture Trustee.  In no event will The Bank of New York Mellon have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement or in any of the certificates, notices or agreements delivered pursuant to this Agreement, all of which recourse will be had solely to the assets of the Issuer.  For all purposes of this Agreement, the Indenture Trustee will be subject to, and entitled to the benefits of, the terms and provisions of the Indenture.

Section 6.15.            Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

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EXECUTED BY:

FORD CREDIT AUTO LEASE TRUST 20__-_,
as Issuer

By:	U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC,
as Indenture Administrator

By:
Name:
Title:

AGREED AND ACCEPTED BY:

FORD CREDIT AUTO LEASE TWO LLC,
as Depositor

By:
Name:
Title:

[Signature Page to Administration Agreement]